UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):

November 23, 2020

Altice USA, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

 (State of Incorporation)

No. 001-38126	No. 38-3980194
(Commission File Number)	(IRS Employer Identification Number)

1 Court Square West
Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(516) 803-2300

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	ATUS	New York Stock Exchange

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 23, 2020, Altice USA, Inc. (the “Company”) issued a press release announcing the commencement of a “modified Dutch auction” tender offer (the “Offer”) to purchase for cash up to $2.5 billion of its Class A common stock, par value $0.01 per share (the “Shares”), at a price not greater than $36.00 and not less than $32.25 per Share, to the seller in cash, less any applicable withholding taxes and without interest. The Offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 23, 2020 (the “Offer to Purchase”), the related letter of transmittal and other related materials filed today as part of the Schedule TO with the Securities and Exchange Commission (the “SEC”). The Company will fund the purchase of Shares in the Offer with cash on hand, cash from operations and, to the extent necessary, borrowings under its CSC Revolving Credit Facility (as defined and described in the Offer to Purchase).

On November 20, 2020, the Company’s Board of Directors increased the capacity under the Company’s existing share repurchase program from $5.0 billion to $7.0 billion in the aggregate to facilitate the Offer and any subsequent additional share repurchases (commencing at least ten business days following the expiration or termination of the Offer). As of November 23, 2020, the capacity under the Company’s upsized share repurchase program was approximately $4.3 billion (or approximately $1.8 billion, assuming a repurchase of $2.5 billion of Shares pursuant to the Offer). A copy of the press release announcing the Offer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Neither this report nor the exhibit hereto is a recommendation to buy or sell any of the Company’s securities and shall not constitute an offer to purchase or the solicitation of an offer to sell any securities of the Company. The Offer is being made exclusively pursuant to the Offer to Purchase, the related letter of transmittal and other related materials filed as part of the Schedule TO. The offer materials are being sent to holders of the Shares. Holders may also obtain free copies of the offer materials online at the website of the SEC at www.sec.gov as exhibits to the Tender Offer Statement on Schedule TO filed by the Company today with the SEC or from the Company’s information agent in connection with the Offer.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press Release issued by Altice USA, Inc. dated November 23, 2020, relating to the Offer (incorporated by reference to Exhibit (a)(1)(G) to the Tender Offer Statement on Schedule TO filed on November 23, 2020).
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: November 23, 2020	By:	/s/ Michael Olsen
Michael Olsen
Executive Vice President, General Counsel and Secretary

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